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                                                                   EXHIBIT 10.34

                         PACIFICARE HEALTH SYSTEMS, INC.
                                KONOWIECKI & RANK
                            LEGAL SERVICES AGREEMENT

I.      PARTIES

        The agreement is between PacifiCare Health Systems, Inc., a Delaware corporation, and its subsidiaries (PHS) and Konowiecki & Rank (K&R).

II.     PURPOSE

        PHS has a unique relationship with its outside counsel, K&R. K&R is accountable for all legal services required by PHS, including those rendered by other attorneys and law firms unaffiliated with K&R (collectively "Third Party Firms"). The goal of this agreement is to control PHS legal costs through planned efficiency targets and to share with K&R a portion of the efficiencies achieved.

III.    K&R RESPONSIBILITIES

        K&R shall be responsible for and shall have the authority to:

        a. Manage and assure performance of all legal services required by PHS, including those set forth in Exhibit I ("Legal Services");

        b. Devise, implement and coordinate with PHS procedures for utilization control and quality assurance of such Legal Services;

        c. Provide Legal Services directly, or arrange for the provision of Legal Services by Third Party Firms as requested by PHS; and,

        d. Make good faith efforts to advise PHS as to legal trends, upcoming legislation and potential court action which may effect the business of PHS and its policies.

IV.     PHS RESPONSIBILITIES

        PHS shall:

        a. Take all necessary legal and administrative steps to empower K&R to perform its duties described above;

        b. Cooperate with K&R in the completion of legal projects and matters, including the timely provision by PHS of necessary information on a case by case basis;

        c. Designate a senior management level person whom K&R may contact regarding the performance of this Agreement; such designated person shall be Alan Hoops until otherwise changed in writing by PHS;

        d. Make payments to K&R for Legal Services rendered to PHS by K&R and related activities as set forth in Section V. K&R agrees that legal rates and charges for Legal Services directly provided by K&R to PHS are and shall continue to be the most favorable legal rates and charges for such Legal Services provided to K&R's clients. Notwithstanding the foregoing, the legal fees and rates paid by insurance carriers to K&R for insurance litigation defense work performed by K&R shall be consistent with industry standards and shall not be considered in the determination of K&R's most favorable rates for Legal Services; and,

        e. Make payments to K&R for savings in the total budgeted cost of Legal Services incurred by PHS, as set forth in Section VI.


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V.      K&R HOURLY RATES, COSTS AND EXPENSES

        K&R shall bill PHS for actual time spent by K&R providing Legal Services to PHS at billing rates described in Exhibit II hereto, except that, any and all time incurred by Joseph S. Konowiecki will be billed at a total monthly amount of $42,166 (Forty-Two Thousand One Hundred Sixty-Six Dollars) (referred to herein as the "JSK Level Payment") On January 1, 2000 and on January 1 of each year thereafter during the Term of the Agreement, such rates and the JSK Level Payment shall be increased by multiplying the JSK Level Payment and each rate by the applicable PHS Merit Pool Factor. The PHS Merit Pool Factor is equal to the most recently published (usually by the PHS President or VP Human Resources) average merit increase guidelines for exceptional performance.

        The hourly rate for any K&R attorney not named in Exhibit II shall be determined based on experience of the new attorney in comparison to the experience of the attorneys listed in Exhibit II (i.e., the rates shall be based on the number of years of experience of the new attorney compared to other attorneys at K&R).

        In addition to K&R hourly rates, K&R shall invoice PHS four and one-half percent (4.5%) of billed services for copying, postage and telephone. The total of billed services and the 4.5% administrative charge shall be discounted by 25%. K&R shall invoice PHS for all out of pocket costs and expenses associated with the provision of Legal Services for PHS, including, without limitation, travel, messenger and overnight mail, litigation costs, filing fees and Legal Services and costs provided by law firms other than K&R.

        PHS agrees to remit payment to K&R for hourly attorney rate charges, the JSK Level Payment and costs and expenses ("K&R Legal Service Payment") in accordance with this Section V within twenty-five (25) days of receipt of K&R's invoice for the same.

VI.     INCENTIVE CALCULATIONS

        a. Defined Legal Budget

           The Defined Legal Budget shall be a number equal to the Defined Legal Expenses for calendar year 1998 plus 5%.

           i. New Business Adjustment

              If there is a material change in the business of PHS, the parties shall reasonably negotiate the effect of such change to the Defined Legal Budget.


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        b. Defined Legal Expenses

           Defined legal expenses shall be quantified for each calendar year using the accrual method of accounting as follows:

                  K&R Legal Service Payment
                  Plus:   Payments for Third Party Firm Legal Services and
                          related expenses
                  Less:   Amounts over Project Stop Loss (as defined below)
                  Less:   Amounts reimbursed by third parties for Legal Services
                  Equals: Defined Legal Expenses

                  i.   K&R Services and Expenses

                       All K&R Legal Service Payments determined in accordance with Section V will be included in the calculation of Defined Legal Expenses.

                  ii.  Third Party Firm Legal Services and Expenses

                       Because K&R is responsible for the management of all Legal Services, the accrued legal fees and expenses for Legal Services provided by law firms or attorneys other than K&R ("Third Party Firm") will be included in the calculation of Defined Legal Expenses, provided that such services and expenses have been approved in writing by K&R. Third Party Firm Legal fees and out-of-pocket expenses not approved by K&R shall be excluded from Defined Legal Expenses. K&R shall not unreasonably withhold approval of any Third Party Firm but will appropriately evaluate cost, quality and whether K&R could have performed the applicable Legal Services performed or proposed to be performed by the Third Party Firm. K&R will make good faith efforts to educate and communicate to PHS staff that K&R manages all Legal Services.

                  iii. Project Stop Loss

                       All legal fees and expenses, excluding the Joseph S. Konowiecki Level Payment, exceeding $85,000 per project each calendar year for projects with legal fees and expenses which exceed $170,000 ("Project Stop Loss") shall be excluded from the Defined Legal Expenses.

                  iv.  Reimbursements by Third Parties

                       Reimbursement for K&R or Third Party Firm Legal Services received from third parties (e.g., recent acquisition sellers, or shared costs with UniHealth America, or reimbursement from insurance carriers) shall be excluded from Defined Legal Expenses when written evidence of reimbursement is submitted to PHS by K&R. The evidence may include purchase/sale agreements, offering agreements and/or confirming correspondence from third parties.

         c. Incentive Pool Savings

            Incentive Pool Savings for a calendar year are defined as follows:

                               Defined Legal Budget for calendar year
                       Less:   Defined Legal Expenses for such calendar year
                       Equals: Incentive Pool Savings

            When Defined Legal Expenses are less than the Defined Legal Budget for the year to date measurement period, K&R shall be paid an additional amount equal to 50% of the Incentive Pool Savings.


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         d. Frequency of Calculation

            On a quarterly basis, a calculation shall be made of the Incentive Pool Savings. Calculations shall be on a PHS fiscal year-to-date basis and completed with in 45 days of the end of each calendar quarter subject to timely receipt of K&R. billing. If savings have been generated, then the amount due K&R shall be paid as an interim payment against the final year's Incentive Pool Savings results. If prior quarterly periods resulted in Incentive Pool Savings payment greater than the current measurement period, K&R will reimburse PHS for any excess Incentive Pool Savings payments through offsets into the next quarterly calculation. Payment for Quarter 4 shall be subject to the final Incentive Pool Savings calculation which shall be made within 90 days of the end of the fiscal year.

VII.    EXCLUSIVITY

        Except with the approval of PHS, K&R shall not provide legal representation to any PHS HMO competitors in PHS' markets in matters pertaining to HMO law and legal issues which are unique to HMOs and the other specialty products businesses of PHS.

VIII.   TERMS

        The term of this Agreement shall be for three (3) years ("Term") and shall commence on January 1, 1999 ("Commencement Date"). A "year" under this Agreement shall begin on January 1st and end on December 31st. The Term of this Agreement shall be automatically extended for one (1) year on each successive anniversary of the Commencement Date unless either party provides the other with written notice of such party's intention not to extend the Term no less than one hundred eighty (180) days prior to such anniversary of the Commencement Date. The parties acknowledge that on each successive January 1, a three (3) year term shall be in effect, unless notice of termination has been given, provided in this
        Section VIII.

IX.     APPROVALS

        Please indicate your agreement with the terms of this letter by signing below.

        PACIFICARE HEALTH SYSTEMS                    KONOWIECKI & RANK


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        Alan Hoops                                   Michael C. Foster
                                                     Managing Partner


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